Exhibit 99.1

NEWS RELEASE - for immediate release

Robert A. Lippe Joins Alexza Pharmaceuticals as

Executive Vice President, Operations and Chief Operations Officer

Mountain View, California - February 25, 2014 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) announced today that Robert A. Lippe has joined the Company as Executive Vice President, Operations and Chief Operations Officer. In this newly created position, Mr. Lippe has responsibility for the Company’s global operation functions, including strategic development and execution of clinical and commercial manufacturing, quality and compliance, supply chain and supply partner management, technology transfer, facilities, sustainment engineering and IT in support of the Company’s product and technology portfolio.

“With the ongoing commercialization of ADASUVE in the U.S. and EU, and commercial partnerships in place with Teva and Ferrer, it is an exciting time to join Alexza,” said Mr. Lippe. “I look forward to working with Alexza’s talented team to develop world-class operational capability and continued organizational success in bringing innovative products to patients.”

“We are pleased to welcome Rob to our senior management team,” said Thomas B. King, President and CEO. “Rob brings an extensive set of operational skills, along with a strategic sense and outlook. We look forward to his contributions as we continue the growth of the Company through the global launch of ADASUVE and expansion of our product candidate pipeline.”

Mr. Lippe brings more than two decades of experience in operations with multinational biopharmaceutical companies and national research laboratories. From January 2011 to February 2014, Mr. Lippe served as the Head of Global Operations & Operational Excellence at Ironwood Pharmaceuticals, Inc. Prior to Ironwood, Mr. Lippe worked for Genentech, Inc. from 2002 to 2011. From October 2007 to January 2011, Mr. Lippe served as the Head of Manufacturing for Genentech’s Vacaville Operations. From May 2002 until October 2007, Mr. Lippe held multiple positions in strategic operations, drug substance and drug product manufacturing, and facilities. Prior to joining Genentech, Mr. Lippe spent ten years at Lawrence Livermore National Laboratory and six years as an officer in the U.S. Coast Guard. Mr. Lippe received his MPH and MBA degrees from the University of California, Berkeley, and received a BS degree in marine engineering from the United States Coast Guard Academy.

About Alexza Pharmaceuticals, Inc.

Alexza Pharmaceuticals is focused on the research, development and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s products are based on the Staccato® system, a hand-held inhaler designed to deliver a drug aerosol to the deep lung, providing rapid systemic delivery and therapeutic onset, in a simple, non-invasive manner.

ADASUVE® (Staccato loxapine) is Alexza’s first commercial product, which was approved by the U.S. Food and Drug Administration in December 2012 and by the European Commission in February 2013. Teva Pharmaceuticals USA, Inc. is Alexza’s commercial partner for ADASUVE in the U.S. Grupo Ferrer Internacional, S.A. is Alexza’s commercial partner for ADASUVE in Europe, Latin America, Russia and the Commonwealth of Independent States countries.

ADASUVE® and Staccato® are registered trademarks of Alexza Pharmaceuticals, Inc.

Safe Harbor Statement

This news release contains forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs, including the ability of Alexza and our partners, Teva and Ferrer, to effectively and profitably commercialize ADASUVE, estimated product revenues and royalties associated with the sale of ADASUVE, the adequacy of the Company’s capital to support the Company’s operations, and the Company’s ability to raise additional funds and the potential terms of such potential financings. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:	BCC Partners
Karen L. Bergman and Michelle Corral
650.575.1509 or 415.794.8662
kbergman@bccpartners.com or mcorral@bccpartners.com